UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2021 (July 13, 2021)

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

489 Fifth Avenue, 27th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 880-4382
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreement; Convertible Note

On July 19, 2021, Clever Leaves Holdings Inc. (the “Company”), entered into a Note Purchase Agreement with Catalina LP (the “Note Purchase Agreement”) and issued a secured convertible note (the “Convertible Note”) to Catalina LP pursuant to the Note Purchase Agreement in the principal amount of $25,000,000 in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

The Convertible Note matures three years from the date of issuance and accrues interest from the date of issuance at the rate of five percent (5%) per annum. Interest on the Convertible Note is payable on a quarterly basis, either in cash or by increasing the principal amount of the Convertible Note, at the Company’s election. The Company may, in its sole discretion, prepay any portion of the outstanding principal and accrued and unpaid interest on the Convertible Note at any time prior to the maturity date.

The principal and accrued interest owing under the Convertible Note may be converted at any time by the holder into the Company’s common shares, without par value (the “common shares”), at a per share price of $13.50. Up to $12,500,000 in aggregate principal under the Convertible Note may be so converted within one year of issuance, subject to certain additional limitations.

Subject to certain limitations set forth in the Convertible Note, each of the Company and the noteholder may redeem all or a portion of the outstanding principal and accrued interest owing under the Convertible Note into common shares, at a per share price equal to the greater of (x) an 8% discount to the closing price per share on the applicable redemption date or (y) $6.44 (the “Optional Redemption Rate”). Up to $12,500,000 in aggregate principal under the Convertible Note may be so redeemed within one year of issuance, subject to certain additional limitations.

If the closing price per share of the Company’s common shares on the Nasdaq Capital Market is below $7.00 for 15 consecutive trading days, neither party will be permitted to redeem any portion of the Convertible Note until the closing price per common share has been above $7.00 for 15 consecutive trading days, and the holder of the Convertible Note may elect to receive cash repayment of principal and accrued interest on the Convertible Note, in an amount not to exceed $3,500,000 in any 30 consecutive calendar day period, which amount shall be reduced to $2,000,000 when the principal on the Convertible Note is less than $12,500,000.

The holder of the Convertible Note will not be entitled to convert any portion of the Convertible Note if, after such conversion, such holder would have beneficial ownership of, and direct or indirect control or direction over, more than 9.99% of the Company’s outstanding common shares.

The Convertible Note is subject to certain events of default. The occurrence of these events of default would give rise to a five percent (5%) increase in the interest rate to a total of ten percent (10%) per annum for as long as the event of default continues, and give the holder of the Convertible Note the right to redeem the outstanding principal and accrued interest on the Convertible Note at the Optional Redemption Rate. Certain events of default (including the failure of a registration statement to be declared by the SEC effective within 90 days of issuance in accordance with the Registration Rights Agreement described below) also require the Company to repay all outstanding principal and accrued interest on the Convertible Note. In addition, in certain circumstances, if the Company fails to timely deliver common shares as required upon conversion or redemption of the Convertible Note, then the Company will be required to pay, on each day that such failure to deliver common shares continues, an amount in cash equal to 0.75% of the product of (x) the number of common shares the Company failed to deliver multiplied by (y) any closing trading price of the common shares on any day during the period when such shares were required to be delivered.

The obligations of the Company under the Note Purchase Agreement and the Convertible Note are guaranteed by certain of the Company’s subsidiaries pursuant to the Guarantee made by Clever Leaves International, Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Clever Leaves US Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc., in favor of Catalina LP (the “Guarantee”), and are secured by pledge agreements made in favor of Catalina LP, each dated as of July 19, 2021 (the “Pledge Agreements”), in respect of the shares of Clever Leaves International Inc. (“Clever Leaves”), 1255096 B.C. Ltd., Northern Swan International, Inc., Clever Leaves US, Inc., and NS US Holdings, Inc.

On July 19, 2021, Catalina LP, as senior creditor, and Rock Cliff Capital LLC, as the subordinated creditor, entered into a Subordination Agreement, which was acknowledged and agreed to by the Company, NS US Holdings, Inc. and Herbal Brands, Inc. (the “Subordination Agreement”).  Under the Subordination Agreement, Rock Cliff Capital LLC subordinated its right to payment in respect of the indebtedness owed by the Company, NS US Holdings, Inc. and Herbal Brands, Inc. to the indebtedness owed by, among others, the Company, NS US Holdings, Inc. and Herbal Brands, Inc. to Catalina LP under the Convertible Note.

The Note Purchase Agreement contains certain customary representations, warranties and covenants by and for the benefit of the parties. In connection with the issuance of the Convertible Note, the Company will also pay Catalina LP an upfront fee in the amount of $250,000, as well as certain additional fees and expenses.

Registration Rights Agreement

On July 19, 2021, in connection with the Company’s entry into the Note Purchase Agreement and issuance of the Convertible Note, the Company entered into a Registration Rights Agreement with Catalina LP (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC within 30 calendar days a registration statement covering the resale of all common shares issued or issuable with respect to the Convertible Note. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 90 calendar days after the Convertible Note issuance date and to keep such registration statement continuously effective until the earlier of (x) 30 days after the maturity date of the Convertible Note or (y) the date on which all common shares issued or issuable upon conversion of the Convertible Note are no longer restricted securities under Rule 144 under the Securities Act.

Payoff and Release Agreement

On July 13, 2021, the Company, Clever Leaves, a wholly owned subsidiary of the Company, GLAS Americas LLC, as collateral agent, GLAS USA LLC, as paying agent, and the holders of the secured convertible notes of Clever Leaves due March 30, 2022 (the “2022 Convertible Notes”) entered into a Payout and Release Agreement (the “Payout and Release Agreement”). Under the Payout and Release Agreement, the Company agreed, upon the closing of a financing transaction by the Company with aggregate net proceeds of at least $10,000,000 on or before July 31, 2021, to prepay the holders of 2022 Convertible Notes, in full satisfaction of the aggregate amounts outstanding under the 2022 Convertible Notes, an amount equal to the sum of (1) ninety percent (90%) of the aggregate outstanding principal amount on the 2022 Convertible Notes; (2) all accrued interest through the date of repayment and (3) certain legal fees.

The foregoing descriptions of the Note Purchase Agreement, the Convertible Note, the Guarantee, the Pledge Agreements, the Registration Rights Agreement, the Payoff and Release Agreement and the Subordination Agreement do not purport to describe all the terms and provisions thereof and are qualified in their entirety by reference to the full text of those agreements, copies of which are included as exhibits to this current report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2021, the Company prepaid the holders of the 2022 Convertible Notes pursuant to the Payout and Release Agreement, and the 2022 Convertible Notes were discharged. The aggregate amount prepaid by the Company pursuant to the Payout and Release Agreement was $25,090,562, representing the sum of (1) ninety percent (90%) of the aggregate outstanding principal amount owing under the 2022 Convertible Notes; (2) all accrued interest through July 19, 2021 and (3) certain legal fees. The 2022 Convertible Notes accrued interest at the rate of eight percent per annum, payable in cash or by issuance of the Company’s common shares, at the Company’s election, and were guaranteed by certain subsidiaries of the Company and secured by pledged equity interests in certain subsidiaries of the Company.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On July 19, 2021, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Secured Convertible Note, dated as of July 19, 2021

10.1	Note Purchase Agreement, dated as of July 19, 2021, between Catalina LP and Clever Leaves Holdings Inc.

10.2	Guarantee, dated as of July 19, 2021, by each of Clever Leaves US, Inc., Clever Leaves International Inc., 1255096 B.C. Ltd., NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc. and Northern Swan Portugal Holdings, Inc. in favor of Catalina LP.

10.3	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves Holdings, Inc in favor of Catalina LP

10.4	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves International Inc. in favor of Catalina LP

10.5	Pledge Agreement, dated as of July 19, 2021, made by 1255096 B.C. Ltd. in favor of Catalina LP

10.6	Pledge Agreement, dated as of July 19, 2021, made by Clever Leaves US, Inc. in favor of Catalina LP

10.7	Registration Rights Agreement, dated as of July 19, 2021, between Catalina LP and Clever Leaves Holdings Inc.

10.8	Payout and Release Agreement, dated as of July 13, 2021, by and among Clever Leaves International Inc., Clever Leaves Holdings Inc., GLAS Americas LLC, as collateral agent, GLAS USA LLC, as paying agent, and other parties named therein.

10.9	Subordination Agreement, entered into as of July 19, 2021, by and between Catalina LP and Rock Cliff Capital LLC.

99.1	Press release dated as of July 19, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: July 19, 2021

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